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                                                                    Exhibit 99.1


FOR FURTHER INFORMATION:                            NOTICE:
Melinda Kile                                        Please join the NeoRx
VP and Controller                                   Presentation via Webcast
NeoRx Corporation                                   October 2 at 12:45 pm EDT
(206) 286-2501                                      Details below


        Seattle, WA, October 1, 2001 -- NeoRx Corporation (NASDAQ: NERX) will present an update of its cancer therapeutic development programs at the Raymond James Healthcare Conference in Nashville, TN on October 2, 2001. The company's Skeletal Targeted Radiotherapy (STR) is directed to treatment of cancers of the bone and bone marrow. The company's Pretarget(R) product platform enables tumor-specific binding of radiotherapeutic molecules and rapid clearance of unbound molecules from healthy tissues.

        NeoRx recently completed a comprehensive peer review of its STR development program and data from Phase I/II clinical trials of STR for treatment of multiple myeloma, a bone marrow cancer. The expert review confirmed the positive clinical activity of STR in multiple myeloma. The review also provided an evaluation of the nature of a serious delayed toxic side effect experienced by some patients in the Phase I/II studies, and identified strategies for mitigating patient risk. The US Food and Drug Administration
(FDA) placed the company's STR studies on clinical hold for safety considerations.

        Based on the expert review, NeoRx plans to modify its STR development program for its Phase III study, in line with recent regulatory precedents, expectations for development of cancer therapeutics, practical patient recruitment considerations, and patient selection criteria consistent with the therapeutic index and side effect profile. NeoRx has maintained a constructive dialogue with the FDA and plans to submit its revised Phase III program for STR in multiple myeloma to the FDA in the fourth quarter of 2001. The revised program will include validation of dosimetry methods in a small group of patients, as previously requested by the FDA. NeoRx expects to be ready to resume its clinical program upon authorization by the FDA. There is no guarantee when, if, or under what conditions such authorization may occur, or whether the FDA will approve any revised clinical study proposed by the company.

        At the conference, NeoRx also will summarize the status of its Pretarget(R) clinical development programs. The company is conducting a Phase I clinical trial of



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its Pretarget(R) technology to treat non-Hodgkin's lymphoma, a cancer of the immune system. NeoRx currently plans to initiate a second Phase I trial in the fourth quarter of 2001, using Pretarget(R) technology to treat cancers of the gastrointestinal tract.

        CONFERENCE WEBCAST INFORMATION

        NeoRx will broadcast live on the Internet its presentation at the Raymond James Healthcare Conference on October 2, 2001, 12:45 pm EDT. Listeners will need to register at the following web address:

http://customer.nvglb.com/raymondjames/health/

        Listeners should go to this site at least 15 minutes before this event to register and download and install any necessary software, Microsoft Windows Media Player or RealPlayer. Preregistration is available. For those unable to listen to the live broadcast, a replay will be available for 90 days by accessing the address above. There is no charge to access the event.

        NeoRx is a cancer therapeutic company developing products for targeted delivery of cytotoxic agents, including radiopharmaceuticals, to tumor sites.

        This release contains forward-looking statements relating to the development of the Company's products and future operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress, costs and results of clinical trials, the availability, cost and timely delivery of materials and services from third-party suppliers and collaborative partners, the satisfaction of regulatory requirements, and the receipt, timing, terms and conditions of required regulatory approvals. Reference is made to the Company's latest Quarterly Report on Form 10 - Q filed with the Securities and Exchange Commission for a more detailed description of such factors. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.



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        Visit NeoRx at www.neorx.com. To receive NeoRx news releases via email, register at www.neorx.com/news/pr.html.

    NEORX AND PRETARGET ARE REGISTERED TRADEMARKS OF NEORX CORPORATION IN THE UNITED STATES AND/OR FOREIGN COUNTRIES.

(C) 2001 NEORX CORPORATION. ALL RIGHTS RESERVED.



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